UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Albertsons Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4376911
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Parkcenter Blvd. Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236956

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Securities to be Registered.

The class of securities to be registered hereby is the Class A common stock, par value $0.01 per share (the “Common Stock”) of Albertsons Companies, Inc. (the “Registrant”).

A description of the Common Stock is set forth under the heading “Description of Capital Stock—Common Stock” in a prospectus relating to the offering of shares of Common Stock constituting part of the Registrant’s Registration Statement on Form S-1 (No. 333-236956) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such description shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the Instruction as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant other than the Common Stock are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Albertsons Companies, Inc.

	By:	/s/ Juliette W. Pryor
Date: June 26, 2020		Name: Juliette W. Pryor
Title: Executive Vice President, General Counsel & Secretary